Exhibit 10.1

Amendment No. 5
to
Loan and security agreement

This Amendment No. 5 to Loan and Security Agreement (this “Amendment”) is entered into this 21st day of July 2017, by and between Pixelworks, Inc., an Oregon corporation (“Borrower”) and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the respective meanings given to them in the Loan Agreement (as defined below).
Recitals
A.    Borrower and Bank have entered into that certain Loan and Security Agreement dated as of December 21, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested, and Bank has agreed: (i) to consent to the below defined ViXS Acquisition, (ii) to consent that below defined ViXS shall not be required to become a co-borrower or guarantor of the Obligations, and (iii) to make certain revisions to the Loan Agreement, in each case only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Consents.

1.1    Consent to ViXS Acquisition and Exclusion of ViXS as Borrower or Guarantor. Borrower has informed Bank that it has entered into definitive documentation with ViXS Systems Inc., incorporated under the federal laws of Canada (“ViXS”) on or about May 18, 2017, pursuant to which Borrower will acquire all of the outstanding common shares of ViXS in an all-stock transaction consisting of approximately 3.7 million shares of Borrower’s common stock valued at approximately $20.2 million (such transaction herein after referred to as the “ViXS Acquisition”). Section 7.3 of the Loan Agreement prohibits Borrower from acquiring all, or substantially all, of the capital stock or property of another Person. Section 7.8 prohibits the Borrower from making any Investments other than Permitted Investments. Accordingly, Borrower has requested that notwithstanding Sections 7.3 or 7.8, Bank consent to the ViXS Acquisition. Borrower further requests that ViXS not be required to execute a joinder to the Loan Agreement or cause ViXS to become a co-borrower thereunder or a guarantor of the Obligations, as described in Section 6.13 of the Loan Agreement. Upon the effectiveness of this Amendment, Bank consents to the ViXS Acquisition and agrees that ViXS shall not be required to become a co-borrower under the Loan Agreement or a guarantor of the Obligations.

1.2    Limitation of Consents. The consents contained in this Section 1 are limited to the specifics hereof, shall not apply with respect to any other departure by Borrower from the terms of the Loan Agreement, or any other facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, shall not be a practical construction, course of conduct or course of performance under the Loan Agreement, and, except as expressly set forth herein, shall not operate as a waiver or an amendment of any right, power, or remedy of Bank, nor as a consent to or waiver of any further or other matter, under the Loan Documents. Borrower hereby acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that Bank, has and shall continue to have valid, perfected Liens in the Collateral.

2.    Amendments to Loan Agreement.

2.1    Amendment to Section 2.1.1(a) of the Loan Agreement. The first sentence of Section 2.1.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Availability. Subject to the terms and conditions of this Agreement, upon Borrower’s request and Bank’s approval of the same, in its discretion, Bank may make (but is not required to make) Advances not exceeding the Availability Amount. Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to Bank’s approval of the same in its discretion, and subject to the applicable terms and conditions precedent herein.”

2.2    Amendment to Section 3.2 of the Loan Agreement. Section 3.2 of the Loan Agreement is hereby amended by adding the following sentence to the end of such Section to read as follows:

“Notwithstanding anything to the contrary in this Agreement, Bank’s obligation to make any Credit Extension (other than the initial Credit Extension made on the Closing Date) shall be subject to Bank’s sole discretion.”

2.3    Amendment to Section 6.2 of the Loan Agreement. Section 6.2 of the Loan Agreement is hereby amended by adding the following sentence to the end of such Section to read as follows:

“Notwithstanding anything to the contrary in this Section 6.2, so long as no Credit Extensions remain outstanding, Borrower shall not be required to deliver the Borrowing Base Reports identified in Section 6.2(b), the Deferred Revenue Reports identified in Section 6.2(c) and the Borrower Base Certificates identified in Section 6.2(d).”
2.4    Amendment to Section 7 of the Loan Agreement. Section 7 of the Loan Agreement is hereby amended by deleting the lead-in to such Section and replacing it with the following:

“At all times when any Credit Extensions are advanced and remain outstanding, Borrower shall not do any of the items listed below without Bank’s prior written consent. For the sake of clarity, in the event no Credit Extensions remain outstanding, Borrower shall not be required to comply with this Section 7.”

3.    Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. All counterparts shall be deemed an original of this Amendment. Any signature delivered by a party by facsimile transmission or by electronic transmission of a PDF file shall be deemed to be an original signature hereto.

7.    Effectiveness. This Amendment shall be deemed effective as of the date first above written upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) the Borrower’s payment of all Bank Expenses (including all reasonable attorney’s fees and reasonable expenses) incurred and invoiced as of the date hereof.

8.    Choice of Law, venue, Jury Trial Waiver and Judicial Reference. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE SET FORTH IN SECTION 11 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.
[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER
PIXELWORKS, INC.,
an Oregon Corporation
By	/s/ Steven L. Moore
Name:	Steven L. Moore
Title:	VP & CFO

[Signature Page to Amendment No. 5 to Loan and Security Agreement]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:
SILICON VALLEY BANK
By	/s/ Benjamin Yu
Name:	Benjamin Yu
Title:	Director

[Signature Page to Amendment No. 5 to Loan and Security Agreement]